Melinta Therapeutics Reports Fourth Quarter and Full-Year
2018 Financial Results

~ Reports Revenue of $96.4 million, Including Net Product Sales of $46.6 million, for the Full-Year 2018 ~

~ Net Product Sales of $14.6 million for the Fourth Quarter of 2018, up 32 Percent from Prior Quarter ~

~ Corporate Milestones Across Commercial Operations, Clinical and Business Development Provide Critical Growth Opportunities ~

~ Provides Guidance for 2019 ~

Morristown, N.J., March 13, 2019 - Melinta Therapeutics, Inc. (NASDAQ: MLNT), a commercial-stage company, developing and commercializing novel antibiotics to treat serious bacterial infections, today reported financial results and provided a business update for the fourth quarter and full-year ended December 31, 2018. In 2018, Melinta achieved several key milestones within its commercial, development and business development operations critical to positioning the company for long-term growth.

“We are pleased with the decisive actions we took in 2018 to realign the business and help position Melinta for future growth and stockholder value creation. In the past year, the Company has made significant strides to streamline operations and strengthen its balance sheet, while at the same time executing against our sales and clinical goals,” said John H. Johnson, chief executive officer of Melinta. “As a result, we delivered revenues of $96.4 million, driven by $46.6 million in net product sales. In addition, the positive results we reported in 2018 give us confidence in the commercial potential of our products and pipeline.”

“We have several upcoming milestones in 2019, including opportunities to potentially expand product labels and increase our marketing territory. We believe that the Company’s efforts over the past year coupled with our strategic initiatives underway position Melinta to continue leading the global fight against antimicrobial resistance and delivering anti-infective solutions to patients,” continued Johnson.

Fourth Quarter and Full-Year Results

•	In the fourth quarter, sales of commercial products increased 32% compared to the third quarter of 2018, driven by strong Vabomere® (meropenem and vaborbactam) and Orbactiv® (oritavancin) performance

•	Delivered full-year 2018 revenues of $96.4 million, including $46.6 million in net product sales

•	Melinta ended the year with $81.8 million of cash and cash equivalents

Portfolio Updates

•	Vabomere received European Commission approval in November 2018 for the following indications in adult patients:

•	Complicated intra-abdominal infections (cIAI)

•	Complicated urinary tract infections (cUTI)

•	Hospital-acquired pneumonia including ventilator associated pneumonia (HAP/VAP)

•	Bacteraemia that occurs in association with any of these infections

•	Infections due to aerobic Gram-negative organisms where treatment options are limited

•	Reported positive top-line results from the Phase III trial of Baxdela® (delafloxacin) for the treatment of adult patients with community-acquired bacterial pneumonia (CABP) in October 2018

•	Began preparation of supplemental new drug application (sNDA) to the U.S. Food and Drug Administration (FDA) for Baxdela in CABP, which is expected to be filed in the second quarter of 2019

•	Entered into a commercial agreement with Menarini Group to commercialize Vabomere®, Orbactiv® and Minocin® (minocycline) for injection in 68 countries outside of the U.S. in October 2018

Business Highlights

•	John H. Johnson named permanent chief executive officer

•	Closed the initial $75 million disbursement under the previously announced $135 million convertible loan facility from Vatera Healthcare Partners, LLC on February 22, 2019

•	Implementation of operating cost reduction initiatives expected to deliver significant cost savings in 2019

•	Strengthened Board of Directors and senior leadership team through new appointments adding beneficial experience and expertise to Melinta

•	Effected a one-for-five reverse stock split of the Company's common stock on February 22, 2019

“We were pleased to announce the closing and receipt of the initial $75 million disbursement of the $135 million convertible loan facility from Vatera in February 2019,” said Peter Milligan, chief financial officer of Melinta. “We believe this funding, along with existing cash and cash from future revenue, will provide valuable liquidity to support the Company's operations as we continue to take steps to become cash-flow positive. We will continue to exercise disciplined post-integration stewardship of cash resources and spending to achieve significant operating expense savings in 2019.”

2019 Guidance
The Company provides guidance for the full-year 2019 as follows:

•	Net product sales of approximately $65 million

•	Gross margin of approximately 55%, including intangible assets amortization

•	Operating expenses of approximately $140 million

Upcoming Potential Catalysts

•	Expected sNDA submission to FDA for Baxdela® for treatment of CABP

•	European Commission approval decision for delafloxacin (to be marketed under the brand name Quofenix) for acute bacterial skin and skin structure infections (ABSSSI)

•	Country approvals for Baxdela in South America and Central America

•	Execute Latin America commercialization agreement for Vabomere, Orbactiv and Minocin for injection

Fourth Quarter and Full-Year 2018 Financial Results
Melinta reported revenue of $35.5 million and $96.4 million, respectively, for the fourth quarter and full-year ended December 31, 2018. Revenue from product sales was $14.6 million for the quarter and $46.6 million for the full year, representing the first year of product sales in the Company's history.

in USD millions	Q4 2018	Q4 2017	Full Year 2018	Full Year 2017
Product sales, net	$14,554	$—	$46,580	$—
Contract research	2,776	4,231	11,677	13,959
License	18,159	—	38,173	19,905
Total revenue *	$35,489	$4,231	$96,430	$33,864
* Excludes BARDA and Carb-X grant funding included in Other Income of $0.6 million and $5.8 million, respectively, in Q4 2018 and the full-year 2018

Cost of goods sold (“COGS”) was $9.0 million and $41.1 million, respectively, for the fourth quarter ended and full-year ended December 31, 2018, of which $3.9 million and $16.4 million was comprised of non-cash amortization of intangible assets. In addition, for the fourth quarter and full-year ended December 31, 2018, we recorded $1.0 million and $8.0 million, respectively, in charges related to inventory that is approaching shelf life, primarily driven by product launches. There were no product sales and therefore no costs of goods sold in the prior year period.
Research and development (“R&D”) expenses were $10.4 million and $55.4 million, respectively, for the fourth quarter and full-year ended December 31, 2018, compared to $11.6 million and $49.5 million for the same periods in 2017. Selling, general and administrative (“SG&A”) expenses were $29.5 million and $133.3 million for the fourth quarter and full-year ended December 31, 2018, compared to $37.3 million and $63.3 million for the same periods in 2017. R&D and SG&A expenses increased primarily as a result of the additional costs associated with the acquisition of The Medicines Company infectious disease business ("IDB") and the Cempra merger. In addition, SG&A included severance-related costs of $8.9 million and $12.3 million, respectively, for the fourth quarter and full-year ended December 31, 2018, as well as an offsetting gain of $8.8 million from the remeasurement of contingent consideration associated with the acquisition of the IDB from The Medicines Company in January 2018. Also, during the fourth quarter of 2018, we recognized goodwill impairment charges of $25.1 million related to the acquisition of the IDB in the first quarter of 2018.
Net loss was $44.1 million, or $3.94 per share, for the fourth quarter ended December 31, 2018, compared to a net loss of $20.9 million, or $7.40 per share, for the fourth quarter of 2017. Net loss was $157.2 million, or $17.12 per share, for the year ended December 31, 2018, compared to a net loss of $78.2 million, or $109.28 per share, for 2017. Net loss per share year-over-year was impacted by changes in share count as a result of the Cempra merger and financing related to the acquisition of the IDB, as well as a one-for-five reverse stock split effective on February 22, 2019.
Conference Call and Webcast
Melinta’s earnings conference call for the fourth quarter and full-year ended December 31, 2018 will be broadcast at 4:30 p.m. ET on March 13, 2019. The live webcast can be accessed under "Events and Presentations" in the Investor Relations section of Melinta’s website at www.melinta.com.
Investors wishing to participate in the call should dial: 877-377-7553 and international investors should dial: 253-237-1151. The conference ID is 1698998. Investors can also access the call at http://ir.melinta.com/events/event-details/melinta-therapeutics-q4-2018-earnings-call.
A live webcast of the call will be available online from the Investor Relations section of the company website at www.melinta.com and will be archived there for 30 days. A telephone replay of the call will be available by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers and entering the conference ID # 1698998.

About Melinta Therapeutics
Melinta Therapeutics, Inc. is the largest pure-play antibiotics company, dedicated to saving lives threatened by the global public health crisis of bacterial infections through the development and commercialization of novel antibiotics that provide new therapeutic solutions. Its four marketed products include Baxdela® (delafloxacin), Vabomere® (meropenem and vaborbactam), Orbactiv® (oritavancin), and Minocin® (minocycline) for Injection. This portfolio provides Melinta with the unique ability to provide providers and patients with a range of solutions that can meet the tremendous need for novel antibiotics treating serious infections. Visit www.melinta.com for more information.
As more fully described in our Annual Report on Form 10-K for the year ended December 31, 2017, the former private company Melinta was determined to be the accounting acquirer in our November 2017 reverse merger with Cempra and, accordingly, historical financial information for the fourth quarter and full year 2017 presented in this press release reflects the standalone former private company Melinta until November 3, 2017, and, therefore, period-over-period comparisons may not be meaningful.
Non-GAAP Financial Measures
To supplement our financial results presented on a U.S. generally accepted accounting principles, or GAAP, basis, we have included information about non-GAAP adjusted EBITDA, a non‑GAAP financial measure, as a useful operating metric. We believe that the presentation of this non‑GAAP financial measure, when viewed with our results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and our management in assessing the Company’s performance and results from period to period. This non‑GAAP measure closely aligns with the way management measures and evaluates the Company’s performance. This non‑GAAP financial measure should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non‑GAAP Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and represents GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, adjusted to exclude interest income, interest expense, depreciation and amortization, stock‑based compensation expense, changes in the fair value of our warrant liability, impairment charges, bargain purchase gains, gains or losses on extinguishment of debt, acquisition-related costs, gains on the reversal of loss contracts, and other adjustments, including the remeasurement of contingent consideration related to our acquisition of IDB and launch-related excess and obsolete inventory. Non‑GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non‑GAAP measures used by other companies.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this communication constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including statements related to guidance. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made and include statements regarding: expectations with respect to our financial position, results and performance. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Melinta include, but are not limited to, the fact that we have incurred significant operating losses since inception and will incur continued losses for the foreseeable future; our limited operating history; our need for future capital and risks related to our ability to obtain additional capital to fund future operations; risks related to the satisfaction of the closing conditions for the remaining two disbursements under the loan agreement with Vatera, including any consequences of a failure to close on the two disbursements under the Vatera loan financing; risks related to compliance with the covenants under our facilities with Vatera and Deerfield; uncertainties of cash flows and inability to meet working capital needs as well as other milestone, royalty and payment obligations, including as a result of the outcome of the pending litigation with respect to, and any requirement to make, payments potentially due to The Medicines Company; risks that may arise from the consummation of the Vatera loan financing and the effectiveness of the amendment to the Deerfield facility agreement, including potential dilution to our stockholders and the fact that Vatera will beneficially own a substantial portion of our common stock; the fact that our independent registered public accounting firm’s report on the Company’s 2016, 2017, and 2018 financial statements contains an explanatory paragraph that states that our recurring losses from operations and our need to obtain additional capital raises substantial doubt about our ability to continue as a going concern; our substantial indebtedness; risks related to the commercial launches of our products and our inexperience as a company in marketing drug products; the degree of market acceptance of our products among physicians, patients, health care payors and the medical community; the pricing we are able to achieve for our products; failure to obtain and sustain an adequate level of reimbursement for our products by third-party payors; inaccuracies in our estimates of the market for and commercialization potential of our products; failure to maintain optimal inventory levels to meet commercial demand for any of our products; risks that our competitors are able to develop and market products that are preferred over our products; our dependence upon third parties for the manufacture and supply of our marketed products; failure to achieve the benefits of our recently completed transactions with Cempra and The Medicines Company; failure to establish and maintain development and commercialization collaborations; uncertainty in the outcome or timing of clinical trials and/or receipt of regulatory approvals for our product candidates; undesirable side effects of our products; failure of third parties to conduct clinical trials in accordance with their contractual obligations; our ability to identify, develop, acquire or in-license products; difficulties in managing the growth of our company; the effects of recent comprehensive tax reform; risks related to failure to comply with extensive laws and regulations; product liability risks related to our products; failure to retain key personnel; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; risks relating to third party infringement of intellectual property rights; our ability to maintain effective internal control over financial reporting; unfavorable outcomes in any of the class action and shareholder derivative lawsuits currently pending against the Company; and the fact that a substantial number of shares of common stock may be sold into the public markets by one or more of our large stockholders in the near future. Many of these factors that will determine actual results are beyond Melinta’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2018, our Revised Definitive Proxy Statement filed January 29, 2019, and in other filings that Melinta makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Melinta Therapeutics, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$81,808	$128,387
Receivables	22,485	7,564
Inventory	41,341	10,825
Prepaid expenses and other current assets	3,848	2,988
Total current assets	149,482	149,764
Property and equipment, net	1,586	1,596
Intangible assets, net	229,196	7,500
Other assets	61,326	1,413
Total assets	$441,590	$160,273
Liabilities
Accounts payable	$16,765	$7,405
Accrued expenses	33,924	24,041
Deferred purchase price and other liabilities	78,394	—
Accrued interest on notes payable	4,485	284
Warrant liability	38	—
Total current liabilities	133,606	31,730
Notes payable, net of debt discount	110,476	39,555
Deferred revenue	—	10,008
Other long-term liabilities	7,444	6,644
Total long-term liabilities	117,920	56,207
Total liabilities	$251,526	$87,937

Shareholders' Equity
Common stock	11	4
Additional paid-in capital	909,896	644,991
Accumulated deficit	(719,843)	(572,659)
Total shareholders’ equity	$190,064	$72,336
Total liabilities and shareholders’ equity	$441,590	$160,273

Melinta Therapeutics, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue
Product sales, net	$14,554	$—	$46,580	$—
Contract research	2,776	4,231	11,677	13,959
License	18,159	—	38,173	19,905
Total revenue	35,489	4,231	96,430	33,864
Operating expenses
Cost of goods sold	8,989	—	41,057	—
Research and development	10,402	11,599	55,409	49,475
Goodwill impairment	25,088	—	25,088	—
Selling, general and administrative	29,455	37,349	133,312	63,325
Total operating expenses	73,934	48,948	254,866	112,800
Loss from operations	(38,445)	(44,717)	(158,436)	(78,936)
Other income (expenses)
Interest income	209	130	730	155
Interest expense	(10,847)	(1,859)	(43,179)	(3,608)
Interest expense on convertible promissory notes	—		—	(4,016)
Change in fair value of warrant liability	2,580	—	33,226	335
Loss on extinguishment of debt	—	—	(2,595)	(607)
Grant income	577	—	5,828	—
Other income and expense	1,806	3	1,904	98
Reversal of loss contract	—	—	5,330	—
Bargain purchase gain	—	27,663	—	27,663
Total other income (expense), net	(5,675)	25,937	1,244	20,020
Net loss	$(44,120)	$(18,780)	$(157,192)	$(58,916)
Accretion of convertible preferred stock dividends	—	(2,098)	—	(19,259)
Net loss available to common shareholders	$(44,120)	$(20,878)	$(157,192)	$(78,175)
Basic and diluted net loss per share	$(3.94)	$(7.40)	$(17.12)	$(109.28)
Basic and diluted weighted-average shares outstanding	11,203,779	2,820,937	9,181,668	715,369

Melinta Therapeutics, Inc.
Consolidated Statement of Cash Flows
(In thousands)

	Quarter Ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Operating activities
Net loss	$(44,120)	$(18,780)	$(157,192)	$(58,916)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,014	83	16,901	451
Bargain purchase gain	—	(27,663)	—	(27,663)
Non-cash interest expense	6,361	917	25,673	5,091
Share-based compensation	(576)	4,822	3,465	6,450
Change in fair value of warrant liability	(2,580)	—	(33,226)	(335)
Changes in fair value of IDB contingent liabilities	(8,817)	—	(8,817)	—
Loss on extinguishment of debt	—	—	2,595	607
Reversal of loss contract	—	—	(5,330)	—
Provision for inventory obsolescence	986	—	8,042	—
Asset impairment	25,695	—	26,076	—
Other	—	56	—	70
Changes in operating assets and liabilities:
Receivables	16,419	3,931	(5,044)	(3,140)
Inventory	(6,669)	(4,828)	(17,541)	(10,825)
Prepaid expenses and other current assets	2,494	(322)	2,180	600
Accounts payable	503	(8,572)	8,285	(1,269)
Accrued expenses	8,457	7,736	1,445	12,014
Accrued interest on notes payable	97	9	4,202	110
Deferred revenues	—	—	—	1,000
Deposits on future inventory purchases	(151)	—	(40,773)	—
Other non-current assets and liabilities	(2,947)	616	(2,486)	157
Net cash used in operating activities	(834)	(41,995)	(171,545)	(75,598)
Investing activities
Cash acquired in merger with Cempra, Inc.	—	161,410	—	161,410
IDB acquisition	—	—	(166,382)	—
Purchases of intangible assets	—	(2,000)	(2,000)	(5,500)
Purchases of property and equipment	(247)	(58)	(1,690)	(849)
Net cash provided by (used in) investing activities	(247)	159,352	(170,072)	155,061
Financing activities
Proceeds from financing under Deerfield arrangement:
Proceeds from the issuance of notes payable	—	—	111,421	38,844
Costs associated with the issuance of notes payable	—	—	(6,455)	—
Proceeds from the issuance of warrants	—	—	33,264	—
Proceeds from the issuance of royalty agreement	—	—	1,472	—
Purchase of notes payable disbursement option	—	—	(7,609)	—
Proceeds from issuance of common stock, net, to lender	—	—	51,452	—
Other financing activities:
Proceeds from issuance of common stock, net	—	—	155,273	—
Proceeds from the issuance of convertible promissory notes	—	—	—	24,526

Payment of debt extinguishment fees	—	—	(2,150)	(1,240)
IDB acquisition deferred payments	(906)	—	(1,633)	—
Proceeds from the exercise of stock options, net of cancellations	—	—	3	88
Repayment of notes payable and other	—	(1,163)	(40,000)	(24,503)
Net cash provided by (used in) financing activities	(906)	(1,163)	295,038	37,715
Net change in cash and equivalents	(1,987)	116,194	(46,579)	117,178
Cash, cash equivalents and restricted cash at beginning of the period	83,995	12,393	128,587	11,409
Cash, cash equivalents and restricted cash at end of the period	$82,008	$128,587	$82,008	$128,587

Melinta Therapeutics
GAAP to Non-GAAP Adjustments
for the Quarters and Full Years Ended December 31, 2018 and 2017
(In thousands)

Three Months Ended December 31, 2018	Revenue	Cost of Product Sales	R&D	SG&A	Goodwill impairment	Other Income (Expense), Net	Total
As reported under GAAP	$35,489	$(8,989)	$(10,402)	$(29,455)	$(25,088)	$(5,675)	$(44,120)
EBITDA adjustments:
Interest expense	—	—	—	—	—	10,847	10,847
Interest income	—	—	—	—	—	(209)	(209)
Depreciation and amortization	—	3,875	31	108	—	—	4,014
Total EBITDA adjustments	—	3,875	31	108	—	10,638	14,652
EBITDA	$35,489	$(5,114)	$(10,371)	$(29,347)	$(25,088)	$4,963	$(29,468)
Other adjustments:
Stock-based compensation	—	41	110	(727)	—	—	(576)
Change in fair value of warrant liability	—	—	—	—	—	(2,580)	(2,580)
Impairment charges	—	—	607	—	25,088	—	25,695
Other *	—	—	—	(8,817)	—	—	(8,817)
Total other adjustments	—	41	717	(9,544)	25,088	(2,580)	13,722
Adjusted EBITDA	$35,489	$(5,073)	$(9,654)	$(38,891)	$—	$2,383	$(15,746)
* Remeasurement of contingent consideration for the acquisition of the infectious disease business from The Medicines Company in January 2018.

Three Months Ended December 31, 2017
As reported under GAAP	$4,231	$—	$(11,599)	$(37,349)	$—	$25,937	$(18,780)
EBITDA adjustments:
Interest expense	—	—	—	—	—	1,859	1,859
Interest income	—	—	—	—	—	(130)	(130)
Depreciation and amortization	—	—	22	61	—	—	113
Total EBITDA adjustments	—	—	22	61	—	1,729	1,812
EBITDA	$4,231	$—	$(11,577)	$(37,288)	$—	$27,666	$(16,968)
Other adjustments:
Stock-based compensation	—	—	276	4,546	—	—	4,822
Acquisition-related costs	—	—	—	11,735	—	—	11,735
Bargain purchase gain	—	—	—	—	—	(27,663)	(27,663)
Total other adjustments	—	—	276	16,281	—	(27,663)	(11,106)

Adjusted EBITDA	$4,231	$—	$(11,301)	$(21,007)	$—	$3	$(28,074)

Twelve Months Ended December 31, 2018
As reported under GAAP	$96,430	$(41,057)	$(55,409)	$(133,312)	$(25,088)	$1,244	$(157,192)
EBITDA adjustments:
Interest expense	—	—	—	—	—	43,179	43,179
Interest income	—	—	—	—	—	(730)	(730)
Depreciation and amortization	—	16,366	183	352	—	—	16,901
Total EBITDA adjustments	—	16,366	183	352	—	42,449	59,350
EBITDA	$96,430	$(24,691)	$(55,226)	$(132,960)	$(25,088)	$43,693	$(97,842)
Other adjustments:
Stock-based compensation	—	80	718	2,667	—	—	3,465
Change in fair value of warrant liability	—	—	—	—	—	(33,226)	(33,226)
Loss on extinguishment of debt	—	—	—	—	—	2,595	2,595
Gain on loss contract reversal	—	—	—	—	—	(5,330)	(5,330)
Acquisition-related costs	—	—	—	2,528	—	—	2,528
Impairment charges	—	—	988	—	25,088	—	26,076
Other **	—	6,119	—	(8,817)	—	—	(2,698)
Total other adjustments	—	6,199	1,706	(3,622)	25,088	(35,961)	(6,590)
Adjusted EBITDA	$96,430	$(18,492)	$(53,520)	$(136,582)	$—	$7,732	$(104,432)
** Remeasurement of contingent consideration for the acquisition of the infectious disease business from The Medicines Company in January 2018 and launch-related excess and obsolete inventory.

Twelve Months Ended December 31, 2017
As reported under GAAP	$33,864	$—	$(49,475)	$(63,325)	$—	$20,020	$(58,916)
EBITDA adjustments:
Interest expense	—	—	—	—	—	7,624	7,624
Interest income	—	—	—	—	—	(155)	(155)
Depreciation and amortization	—	—	255	196	—	—	451
Total EBITDA adjustments	—	—	255	196	—	7,469	7,920
EBITDA	$33,864	$—	$(49,220)	$(63,129)	$—	$27,489	$(50,996)
Other adjustments:
Stock-based compensation	—	—	651	5,799	—	—	6,450
Change in fair value of warrant liability	—	—	—	—	—	(335)	(335)
Acquisition-related charges	—	—	—	11,735	—	—	11,735
Loss on extinguishment of debt	—	—	—	—	—	607	607

Bargain purchase gain		—	—	—	—	(27,663)	(27,663)
Total other adjustments	—	—	651	17,534	—	(27,391)	(9,206)
Adjusted EBITDA	$33,864	$—	$(48,569)	$(45,595)	$—	$98	$(60,202)

For More Information:
Media Inquiries:
Lindsay Rocco
Elixir Health Public Relations
+1 862-596-1304
lrocco@elixirhealthpr.com

Investor Inquiries:
Susan Blum
(312) 767-0296
ir@melinta.com